Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The McClatchy Company on Form S-8 of our report dated February 18, 2004 appearing in the Annual Report on Form 10-K of The McClatchy Company for the fiscal year ended December 28, 2003.

/s/ Deloitte & Touche LLP

Sacramento, California

July 30, 2004